                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   July 1, 1999 to July 31, 1999
Distribution Date:   August 16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                     ------------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                   15,815,151.08                        146.4365840
          Class A-2 Note  Amount                                                            0.00                          0.0000000
          Class A-3 Note  Amount                                                            0.00                          0.0000000
          Class A-4 Note  Amount                                                            0.00                          0.0000000
          Class B  Note  Amount                                                             0.00                          0.0000000
          Class C  Note  Amount                                                             0.00                          0.0000000
          Certificates  Amount                                                              0.00                          0.0000000

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                      173,452.34                          4.4088889
          Class A-2 Note  Amount                                                      702,129.24                          4.6871111
          Class A-3 Note  Amount                                                      451,807.50                          4.6916667
          Class A-4 Note  Amount                                                      683,567.50                          4.8583333
          Class B  Note  Amount                                                       193,515.00                          5.0000000
          Class C  Note  Amount                                                       160,686.50                          5.9000000
          Certificates  Amount                                                         98,758.03                          7.8166667

(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)  488,898,648.25

(iv)   Class A-1 Notes Balance (end of Collection Period)                          23,526,358.25
       Class A-1 Pool Factor (end of Collection Period)                                                                  0.2178367
       Class A-2 Notes Balance (end of Collection Period)                         149,800,000.00
       Class A-2 Pool Factor (end of Collection Period)                                                                  1.0000000
       Class A-3 Notes Balance (end of Collection Period)                          96,300,000.00
       Class A-3 Pool Factor (end of Collection Period)                                                                   1.0000000
       Class A-4 Notes Balance (end of Collection Period)                         140,700,000.00
       Class A-4 Pool Factor (end of Collection Period)                                                                  1.0000000
       Class B Notes Balance (end of Collection Period)                            38,703,000.00
       Class B Pool Factor (end of Collection Period)                                                                    1.0000000
       Class C Notes Balance (end of Collection Period)                            27,235,000.00
       Class C Pool Factor (end of Collection Period)                                                                    1.0000000
       Certificates Balance (end of Collection Period)                             12,634,290.00
       Certificates Pool Factor (end of Collection Period)                                                               1.0000000

(v)  Basic Servicing Fee                                                              413,474.65                          0.7445644

(vi)   Aggregate Realized Losses                                                    1,079,184.76
       Aggregate Net Losses                                                           783,243.00
       Cummulative Net Losses for all periods                                       1,847,804.67

(vii)   Reserve Account Balance after Giving Effect to Payments                    14,450,184.31
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments          14,450,184.31
       Made on Distribution Date

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

                          KEY AUTO FINANCE TRUST 1999-1
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Collection Period:   July 1, 1999 to July 31, 1999
Distribution Date:   August 16, 1999

Statement for Class A, Class B and Class C Noteholders and Certificateholders                            Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                              Class A/B/C Note Amount
                                                                                                          or Certificate Amount
                                                                                                     ------------------------------

        Distribution to Seller from Reserve Account                                         0.00
        Draws on Reserve Account                                                            0.00
        Deposits to Reserve Account                                                         0.00

(viii)  Class A-1 Notes Interest Carryover Shortfall                                        0.00                          0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                        0.00                          0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                        0.00                          0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                        0.00                          0.0000000
        Class B Notes Interest Carryover Shortfall                                          0.00                          0.0000000
        Class C Notes Interest Carryover Shortfall                                          0.00                          0.0000000
        Certificates Interest Carryover Shortfall                                           0.00                          0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                       0.00                          0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                       0.00                          0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                       0.00                          0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                       0.00                          0.0000000
        Class B Notes Principal Carryover Shortfall                                         0.00                          0.0000000
        Class C Notes Principal Carryover Shortfall                                         0.00                          0.0000000
        Certificates Principal Carryover Shortfall                                          0.00                          0.0000000

(ix)  Additional Principal Distributable Amount                                     1,318,384.46

(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller                   0.00
       or purchased by Servicer

(xi)  Delinquent Contracts
                                                                             Number                          Balance
                                                                    -----------------------------------------------------------
           30-59 Days                                                         520                                  7,861,210.94
           60-89 Days                                                         102                                  1,682,188.97
           90 Days or More                                                    114                                  1,627,100.65
           Financed Vehicles Repossessed but not yet charged off               77                                    919,198.37

ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:
---------------------------------------------
Weighted Average Coupon of Remaining Portfolio (WAC)                                   0.1140696
Weighted Average Remaining Term of Remaining Portfolio                                55.5691066

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                          0.0042473
     (ii)  Preceding Collection Period                                                 0.0055930
     (iii) Current Collection Period                                                   0.0068704
     (iv)  Three Month Average                                                         0.0055702

Ending Portfolio Balance                                                          481,672,810.19

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